Exhibit 3.743
PARTNERSHIP AGREEMENT
FOR
RABANCO COMPANIES
This agreement is entered into on November 25, 1985, 1985, between SEATTLE DISPOSAL CO., RABANCO LTD., RENOSA PARTNERS, R & B ASSOCIATES, EASTSIDE PARTNERS, AIRPORT WAY ASSOCIATES, PAPER FIBERS CO., and IDEAL PAPER STOCK CORP.
SECTION 1 — PURPOSE
     1.01 Name and Business. The name of the partnership will be RABANCO COMPANIES. The partnership is formed for the specific purpose of acquiring and operating refuse businesses and for purchasing and holding real estate for investment purposes, and developing land, and investing in real properties. In addition, the partnership may buy, lease, rent, or otherwise acquire and own real and personal property, improved or unimproved, or any right or interest therein; manage, improve, or develop such property; mortgage, sell, lease, assign, transfer, or otherwise dispose of such property or any interest therein; and transact any or all lawful business for which a partnership may be formed under the Washington Uniform Partnership Act.
     1.02 Place of Business. The principal office of the partnership will be located at 9 South Massachusetts Street, Seattle, Washington 98134. The partnership may also conduct business at such additional places as the partners may agree.

SECTION 2 — CAPITAL CONTRIBUTIONS
     2.01 Contributions. The partners will contribute to the partnership on or before December 31, 1985 all of their assets and liabilities except (a) real property and purchase money indebtedness secured by such real property and (b) other assets and liabilities set forth on Exhibit A.
     2.02 Capital Accounts. A separate capital account will be maintained for each partner. The amount of each partner’s capital account will be equal to the sum of the cash plus the adjusted basis of the property contributed by that partner as his initial contribution to the partnership capital, plus the cash and the adjusted basis of other property contributed to the partnership as additional contributions to partnership capital, plus his share of partnership income, less his share of partnership losses, and less the amount of money and the adjusted basis of any partnership property distributed to him.
     2.03 Additional Capital Contributions.
          (a) Whenever it is determined that additional capital is required for the conduct of the partnership business, then:
          To the extent such capital is to be used to expand or aid in the operation of a division or profit center contributed by a particular partner, that partner shall be required to make the capital contribution. To the extent such capital contribution is to be used to aid or expand the partnership generally then each partner will contribute his pro rata share of the additional capital required, in proportion to its

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interest in non-allocated items of income, loss deduction and credit as set forth in Section 6.01.
               The determination that additional capital is required will be made as follows:
               The managing partner may in any fiscal year require additional capital contributions not exceeding from all the partners a total amount of $500,000.
               The management committee may require an unlimited amount of additional capital contributions.
     (b) If any partner fails to contribute his share of additional capital within twenty (20) days after it is determined that additional contributions are necessary, the contributing partners may contribute the required amount to the partnership, on behalf of the noncontributing partners. Any such contributions will be deemed to be loans from the contributing partners to the noncontributing partners. The loans will be repaid by the noncontributing partners directly to the contributing partners. The loans will bear interest at the rate of twelve percent (12%) per annum, or at a rate equal to the Peoples Bank prime rate plus three percent (3%) per annum, whichever is greater, determined as of the date the loan is made and adjusted every three (3) months thereafter. Until the loans have been repaid in full, the contributing partners may require any distributions from the partnership otherwise payable to the noncontributing partners to instead be paid directly to the contributing partners in repayment of the loans.

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     2.04 Return of Capital Contributions. Except as otherwise specifically provided herein, no partner will have the right:
          (a) To demand or receive the return of any part or all of his capital account or of his contribution to the partnership capital; or
          (b) To demand or receive property other than cash in return for his contribution to the partnership capital.
     2.05 Interest on Capital Contributions. No partner will have the right to receive any interest on his capital account or on his contributions to the partnership capital.
SECTION 3 — COMPENSATION
     3.01 Salaries of Partners. No partner will have the right to receive any salary or other compensation for his services except as expressly authorized by the Management Committee.
     3.02 Reimbursement of Expenses. Each partner will be entitled to reimbursement for all costs and expenses reasonably incurred on behalf of the partnership.
SECTION 4 — MANAGEMENT
     4.01 Managing Partners/Management Committee.
          (a) All decisions required to be made in the ordinary course of business on a day-to-day basis will be made by RABANCO, LTD. which will be the “Managing Partner” of the partnership.
          (b) Any decisions which are not in the ordinary course of business on a day-to-day basis will be made by the

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“Management Committee,” which will consist of JOSIE RAZORE, WARREN J. RAZORE, JOHN BANCHERO, SR., AND JOHN BANCHERO, JR. Such Management Committee decisions include but are not limited to the following:
               (1) Borrowing an amount in excess of $500,000 on behalf of the partnership.
               (2) Lending an amount in excess of $500,000 on behalf of the partnership.
               (3) Selling, exchanging, leasing, encumbering, or otherwise transferring all or substantially all of the partnership assets or all or substantially all of the assets of any profit center or division of the partnership.
               (4) Distributions of cash to the partners in excess of those distributions required under Section 8.
               (5) The acquisition of any new business by the partnership or by any profit center or division and the interest in that new business, if any, to be allocated to each profit center or division.
               (6) The addition of any new partners.
          (c) Upon the death, resignation, or incapacity of any Razore member of the Management Committee, the surviving or remaining Razore member of the Management Committee will appoint a successor to fill the vacancy. If there is then no remaining Razore member of the Management Committee, the members of the Razore family who then own interests in the partners of the partnership will appoint two successors to fill the two Razore vacancies.

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          (d) Upon the death, resignation or incapacity of a Banchero member of the Management Committee, the surviving or remaining Banchero member of the Management Committee will appoint a successor to fill the vacancy. If there are then no remaining Banchero members of the Management Committee, the members of the Banchero family who then own interests in the partners of the partnership will appoint two successors to fill the two Banchero vacancies.
   4.02 Vote of the Partners.
          (a) All partnership decisions will be made by a unanimous vote of the Management Committee, except as otherwise specifically provided herein.
          (b) A partner may authorize another partner or an agent of a corporate partner or of a partnership that is a partner to vote its interest in the partnership, by giving written notice of such authorization to the managing partner. The authorization may be revoked at any time by giving written notice of such revocation to the managing partner. The managing partner will promptly mail copies of such authorization or revocation to all of the partners.
SECTION 5 — FINANCIAL RECORDS AND ACCOUNTING
   5.01 Partnership Records.
          (a) The partnership’s financial records will be kept on a basis consistent with the accounting methods followed by the partnership for federal income tax purposes.

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          (b) The partnership books and records will be kept at the partnership office, and will be available for all partners, partners of partnership partners, and shareholders of corporate partners (or their duly authorized representatives) to inspect and copy during reasonable business hours.
     5.02 Fiscal Year. The partnership’s financial records and income tax returns will be kept on a calendar year basis.
     5.03 Partnership Tax Returns.
          (a) Each partner and any partners or shareholders of partners that are partnerships or corporations will be provided with a copy of the partnership’s tax returns and information regarding the partnership’s taxable income or loss and each spearately stated item of income, gain, loss, deduction, or credit that is relevant in reporting partnership income (including that partner’s distributive share of each such item). This information will be furnished to the partners as soon as practicable after the end of each fiscal year (but no later than sixty (60) days after the end of each fiscal year).
          (b) The Management Committee will designate a “Tax Matters Partner.” The tax matters partner will be responsible for representing the partnership in any audit of its income tax returns, and will have such other duties as are provided in IRC 6223 et seq. In exercising his authority, the tax matters partner will first consult with the Management Committee. Selection of tax counsel, selection of a forum to

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contest a position taken by the Internal Revenue Service, and any compromise or settlement affecting other partners will require the approval of the Management Committee, provided that this requirement is consistent with income tax regulations.
SECTION 6 — ALLOCATIONS
     6.01 Allocation of Gain and Loss. Following the initial contribution of assets to the partnership in exchange for partnership interests, divisions or profit centers will be established through which the business of each of the contributing partners shall continue to be conducted. The assets of each contributing partner will be allocated to a separate division or profit center. If new or additional assets are needed by a division or profit center, they will be acquired by that division or profit center. Each item of income, gain, loss, deduction, or credit of each profit center for each fiscal year will be allocated to the partner who contributed the initial assets making up that particular division or profit center.
          To the extent the partnership acquires additional assets or conducts businesses that are not specifically allocated to a contributed profit center or division or to a group of contributed profit centers or divisions (unallocated assets or businesses), each partner shall be allocated a portion of the taxable income or loss and each separately stated item of income, gain, loss, deduction, or credit generated by those unallocated assets or businesses corresponding to that

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partner’s interest in the profits of the partnership for that partnership taxable year determined on the basis of only those profits attributable to businesses that are specifically allocated to contributed profit centers or divisions or to groups of contributed profit centers or divisions. In making this computation for the allocation of unallocated partnership profits and losses, divisional losses will not be taken into account.
          The preceding allocation of gains and losses from assets and businesses that are not specifically allocated to a contributed profit center or division can be illustrated by the following example: Assume in a taxable year that Partner A had income from businesses specifically allocated to that partner of $50,000, Partner B had income of $30,000, Partner C had losses of $40,000, and the other partners each had no net gains or losses. In making the allocation of gains or losses from assets or businesses that are not specifically allocated to a contributed profit center or division, Partner A will be allocated five-eighths (5/8ths) of the profits and losses, Partner B three-eights (3/8ths), and none of the other partners will share in the allocation.
          In the event that no partners have any gains attributable to assets and businesses that are specifically allocated to contributed profit centers or divisions, then each partner shall be allocated an equal amount of the taxable income or loss and each separately stated item of income, gain, loss,

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deduction, or credit that is generated by the unallocated assets or businesses.
     6.02 Allocations During The Year In Which A Shift In A Partner’s Interest Occurs. If there is any change in the percentage profits interest in the partnership held by any partner or if a partner sells his interest in the partnership, the allocations provided for in Section 6.01 above will be allocated between the tranferor and transferee based upon the respective portions of the year that the tranferor and transferee held such interests as if the period between such changes were separate fiscal years.
SECTION 7 — DISTRIBUTIONS
As soon as practical after the end of each fiscal year (but no later than sixty (60) days after the end of each fiscal year), the partnership will distribute to the partners an amount equal to the total hypothetical federal income tax liability payable by that partner (in the case of a partnership partner, this will be based upon the assumption that the partnership is a taxpaying entity) with respect to its allocable share of partnership income for that fiscal year. In determining this amount, the deductions and credits which are passed through to the partners with respect to such income will be taken into account, and it will be assumed that each partner is taxed at the then existing highest marginal rate for individuals. The amount computed in the preceding two sentences will be increased by an amount equal to salaries,

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operating expenses and other required distributions which the partners of this partnership are required to pay and which were not paid by this partnership.
     The Management Committee is authorized to distribute additional funds to partners who have capital accounts in excess of that which is needed for the business and the Management Committee shall authorize such distributions when appropriate on either a pro rata or a non-pro rata basis.
SECTION 8 — WITHDRAWAL RIGHTS
     A partner may elect to withdraw from the partnership at any time by giving written notice of such election to the managing partner at least six (6) months prior to the date of withdrawal. Any partner of a partnership partner or shareholder of a corporate partner may exercise this withdrawal right and no withdrawal of any partner from this partnership shall terminate this partnership. The managing partner will promptly mail copies of any withdrawal notice to all of the partners. Each partner agrees that in the event the provisions of the second sentence of this Section 8 conflict with any provision of any agreement or document regulating or restricting the internal management rights of a particular partner, such as Bylaws, Stockholders Agreements or Partnership Agreements, then the provisions of the second sentence of this Section 8 shall control and to that extent such documents or agreements are hereby deemed amended.

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In the event of such withdrawal, the withdrawing partner shall be entitled to receive the then existing assets subject to the then existing liabilities of the profit center or profit centers that were initially contributed by that partner as well as any assets subject to any liabilities subsequently acquired by that profit center. Unless otherwise agreed, the withdrawing partner shall be required to assume any recourse liabilities of the profit center being distributed.
     The withdrawing partner shall also be entitled to receive an additional distribution based on the value of any assets and liabilities not allocated to a profit center or division. In determining the amount of this distribution, all such non-allocated assets shall be revalued to reflect fair market value and the capital accounts of all partners shall be adjusted to reflect how such gain or loss would have been allocated under Section 6.01 if such non-allocated assets had been sold. An amount of cash (or cash and non-allocated assets) shall then be distributed to such partner equal to such partner’s capital account as so adjusted and increased by any non-allocated liabilities assumed by the withdrawing partner and decreased by any non-allocated liabilities from which such partner is deemed to have been relieved because of the distribution.
     To the extent any withdrawing partner has a deficit in its capital account as adjusted in accordance with this Section 8, it will be required to restore such deficit to the partnership at the time of withdrawal.

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SECTION 9 — DISSOLUTION
     9.01 Definition and Effect. Upon the occurrence of any of the following events, the partnership will be dissolved and liquidated pursuant to Section 9.02:
          (a) The determination of the Management Committee to dissolve the partnership.
          (b) The entry of a decree of judicial dissolution pursuant to RCW 25.04.320.
          (c) The entry of a decree adjudicating the partnership to be bankrupt.
          (d) The liquidation, dissolution or bankruptcy, of any partner, unless such partner’s partnership interest is transferred pursuant to Section 10.02 to a permitted successor partner that is not bankrupt.
          (e) The voluntary or involuntary transfer of any of a partner’s partnership interest to anyone other than a permitted transferee under Section 10.02.
     9.02 Liquidation. The liquidation of the partnership will proceed as follows:
          (a) The partnership’s activities will be limited to the winding up of its affairs and the distribution of its assets in an orderly manner. The partnership will be managed during liquidation by the Management Committee (excluding any member of this committee who is in breach of this Agreement).
          (b) The partners will continue to share profits and bear losses as provided in this Areement during the winding up period.

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          (c) Any profit center or division contributed by any partner or any partner’s predecessor-in-interest shall be distributed to that partner together with all liabilities associated with that profit center or division.
          (d) To the extent any assets or liabilities of the partnership are not allocated to one of the contributed profit centers or divisions, such assets and liabilities shall be allocated in accordance with each partner’s capital account. In making this allocation, all such non-allocated assets shall be revalued to reflect fair market value and the capital accounts of all partners shall be adjusted to reflect how such gains or losses would have been allocated under Section 6.01 if such non-allocated property had been sold and such gain allocated in accordance with the allocation of profits and losses during the preceding taxable year. An amount of cash or non-allocated property shall be distributed to each partner in proportion to each partner’s capital account as so adjusted, increased by any non-allocated liabilities assumed and decreased by any non-allocated liabilities from which such partners are deemed to be relieved because of the distribution.
          (e) To the extent that any partner has a deficit in his capital account, such partner shall be required to restore that deficit to the partnership at the time of the liquidation distribution.
          (f) No liquidating distribution of partnership assets shall take place until all partnership liabilities have

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been paid or other arrangements for the payment of such liabilities have been made.
          (g) The partnership will not terminate until the winding up, liquidation of the partnership assets, and distribution of proceeds are completed.
SECTION 10 — TRANSFERS OF PARTNERSHIP INTERESTS
     10.01 Restriction on Transfers of Partnership Interests. No partner (nor the spouse, employee or agent of any partner) may sell, assign, transfer, mortgage, pledge, grant a security interest in, or otherwise dispose of his interest in the partnership, his right to participate in management, his rights to specific partnership property, or any other right or interest he may have in the partnership, nor may he enter into any agreement as a result of which any other person or entity will obtain any right or interest in the partnership, except as specifically permitted in this agreement. Any such transfer or other disposition (whether voluntary or involuntary) which is not specifically permitted in this agreement will be void.
     10.02 Permitted Transfers.
          (a) Transers to Related Parties.
               (1) A partner may transfer any part or all of his partnership interest to another partner of this partnership; to a partner in a partnership that is a partner herein; to an existing shareholder of a corporate partner; to a trust having as its only trustees any of those persons; or to a

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corporation, partnership, or other entity in which voting control is held by any of those persons or entities.
          (2) If any partnership interest is transferred to another partner or other entity pursuant to subparagraph (1) above, and if that partner or other entity subsequently ceases to be a permitted transferee under subparagraph (1),the transfer of the partnership interest will no longer qualify as a permitted transfer pursuant to subparagraph (1) above.
          (b) Death or Termination of a Partner. If a partner does not exercise its withdrawal rights under Section 8 within 60 days of any of the following events, upon the death, termination, dissolution or liquidation of a partner, any of his or its interest in the partnership which is not transferred to related parties pursuant to paragraph 10.02(a) will be available for purchase by the remaining partners. The remaining partners may elect to purchase all (but not less than all) of such interest in the partnership at fair market value as agreed by the parties or if they fail to agree as provided for in paragraph 11.04(b).
     10.03 Admission or Substitution of a Partner.
          (a) Permitted transferees will be admitted as partners when the requirements of this paragraph have been satisfied. No other persons or entities will be admitted or substituted as partners unless the approval of the Management Committee has been obtained and the following instruments have

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been submitted in a form satisfactory to the Management Committee:
          (1) A written assignment or other instrument authorizing the admission or substitution.
          (2) A written statement by the person or entity to be admitted or substituted as a partner (and by his spouse if the partner to be admitted is a married individual) agreeing to be bound by all of the terms and conditions of the partnership agreement and of any amendments thereto.
          (3) All other instruments reasonably required to complete the admission or substitution.
SECTION 11 — GENERAL PROVISIONS
     11.01 Notices. Whenever this agreement requires that notice be given, the notice will be deemed to have been given on the date that it is either mailed by registered or certified mail to that person at his mailing address as shown in Exhibit B, or hand delivered to that person. A person may change his mailing address by sending written notice of the new mailing address to the Managing Partner.
     11.02 Partnership Meetings. All decisions required to be made by a vote of the partners will be made at a partnership meeting (unless all of the partners entitled to vote thereon agree otherwise in writing). A partnership meeting may be called by any of the partners. Notice of a partnership meeting will be given to all the partners at least twenty (20) days prior to the meeting, unless all of the partners sign a written waiver of notice.

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     11.03 Amendment of Partnership Agreement. The partnership agreement may only be amended by unanimous vote of all the partners and only with the unanimous consent of the management committee. All amendments to the partnership agreement will be in writing and attached hereto.
     11.04 Arbitration.
          (a) If any dispute arises in regard to this agreement, the dispute will be resolved by arbitration. The arbitration will be governed by the rules of arbitration set forth in Chapter 7.04 of the Revised Code of Washington, and, with respect to such matters as are not covered therein, by the rules and regulations of the American Arbitration Association.
          (b) In the event of arbitration on the value of a partnership interest, the selling partner will appoint one arbitrator and the buying partners will appoint one arbitrator within twenty (20) days after the date that the value was to be determined. If the two arbitrators cannot agree on a value, they will appoint a third arbitrator within an additional twenty (20) days. Thereafter, the decision of a majority of the arbitrators will be made within a final twenty (20) day period, and will be binding upon all of the parties.
          (c) In the event of arbitration of any other dispute, each group of disputing partners will appoint one arbitrator within twenty (20) days after all partners receive written notice from any partner that the dispute will be submitted to arbitration. If there are an even number of

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arbitrators who cannot agree, they will appoint an additional arbitrator within twenty (20) days after their appointment. The decision of a majority of the arbitrators will be made within twenty (20) days after all arbitrators have been appointed, and will be binding upon all of the parties.
          (d) The following will apply to any arbitration pursuant to any provision of this agreement:
               (1) If any partner or group of disputing partners fails to validly appoint an arbitrator within the specified time period, any other party to the arbitration may request a court of appropriate jurisdiction to appoint an arbitrator to represent that partner or group of disputing partners. If no such arbitrator is appointed by a court within twenty (20) days after the end of such specified time period, the other validly appointed arbitrator or arbitrators will in good faith render a decision on the matter in arbitration.
               (2) The expenses of arbitration (except attorneys’ fees) will be divided equally between the selling partner and the buying partners (or the groups of disputing partners).
               (3) Notwithstanding anything to the contrary herein, the arbitration hearing will commence within six (6) months after the dispute becomes subject to arbitration pursuant to this paragraph; the hearing will be completed within one (1) month thereafter; and the decision of the arbitrators

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will be rendered within one (1) month after the completion of the hearing.
     11.05 Severability. If any provision of this agreement is determined to be invalid or unenforceable, the remaining provisions will be construed to be valid and enforceable to the greatest extent possible.
     11.06 Heirs and Assigns. This agreement will be binding upon, and inure to the benefit of, each of the undersigned partners and any persons or entitites who subsequently become partners and their spouses, and their heirs, personal representatives, successors, and assigns.
     11.07 Applicable Law. This agreement will be governed by the laws of the State of Washington.

SEATTLE DISPOSAL CO.		R & B ASSOCIATES

By:	/s/ Josie Razore	By:	/s/ Warren J. Razore

	Josie Razore, Partner		, Partner

By:		EASTSIDE PARTNERS

By:	/s/ John S. Banchero Sr.	By:	/s/ Warren J. Razore

	Banchero Associates, a Partnership, Partner		, Partner

RABANCO, LTD.		AIRPORT WAY ASSOCIATES

By:	/s/ Warren J. Rozore	By:	/s/ Warren J. Razore

	Its President		, Partner

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RENOSA PARTNERS		PAPER FIBERS COMPANY

By:	/s/ Warren J. Razore	By:	/s/ Warren J. Razore

	, Partner		, Partner

IDEAL PAPER STOCK CORP.

		By:	/s/ Josie Razore

President

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Exhibit A

Personal Property and Liabilities
Partner	Not Being Transferred
1. Rabanco Ltd	All stock owned by Rabanco Ltd. in Environmental Security Corp.

2. Seattle Disposal Co	1973 Kenworth truck #291

All customers and containers on Route 291 which are attached hereto

Certificate of Public Convenience and Necessity, Permit No. G-124

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ADDENDUM NO. 1 TO PARTNERSHIP AGREEMENT
FOR RABANCO COMPANIES
     This Addendum No. 1 to that certain Partnership Agreement for Rabanco Companies is entered into simultaneously with the execution of the Partnership Agreement and is incorporated herein in its entirety.
     The Washington Utilities and Transportation Commission is, as a condition to the transfer of necessary permits to the Partnership, requiring that the interest of each of the partners in the Partnership be identified. If the Partnership had commenced operations on July 1, and each of the partners had made its required capital contribution as of June 30, 1985, each of the partners would have had the following interest in the partnership:

Seattle Disposal Company	- 58%

Rabanco, Ltd.	- 17%

Renosa Partners	- 4.5%

R and B Associates	- 0.3%

Eastside Partners	- 5.0%

Airport Way Associates	- 5.0%

Paper Fibres Company	- 7.0%

Ideal Paper Stock Company	- 3.2%

     The partners acknowledge that the percentage interests set forth above are for illustrative purposes only, and agree that the exact interests of each of the partners in the Partnership will be determined pursuant to Section 2.2 of the Partnership Agreement when all of the partners have made their required capital contributions and if the actual interests of the partners as then determined are different from the percentage interests set forth above, that the actual interests shall be determinative and binding on the parties.

FIRST AMENDMENT TO
PARTNERSHIP AGREEMENT
     This First Amendment to the Partnership Agreement dated November 25, 1985, is made by and among SEATTLE DISPOSAL CO., RABANCO LTD., RENOSA PARTNERS, R & B ASSOCIATES, EASTSIDE PARTNERS, AIRPORT WAY ASSOCIATES, PAPER FIBERS CO., IDEAL PAPER STOCK CORP., and SEA BAY TRANSPORTATION, INC.
     1. The preamble to the Partnership Agreement is hereby amended to add SEA BAY TRANSPORTATION, INC. as a partner, and shall read as follows:
     This agreement is entered into on November 25, 1985, between SEATTLE DISPOSAL CO., RABANCO LTD., RENOSA PARTNERS, R & B ASSOCIATES, EASTSIDE PARTNERS, AIRPORT WAY ASSOCIATES, PAPER FIBERS CO., IDEAL PAPER STOCK CORP, and SEA BAY TRANSPORTATION, INC.
     2. All provisions of the partnership agreement which have not been amended by this first amendment agreement shall remain in full force and effect.
     IN WITNESS WHEREOF, the parties hereto have/signed this Agreement this 19 day of November, 1986.

SEATTLE DISPOSAL CO.		R & B ASSOCIATES

By	/s/ Josie Razore	By	/s/ Warren J. Razore

	Josie Razore, Partner		General, Partner

By	/s/ John S. Banchero, Sr.	EASTSIDE PARTNERS

Banchero Associates, a Partnership, Partner
		By	/s/ Warren J. Razore

General, Partner

RABANCO, LTD		AIRPORT WAT ASSOCIATES

By	/s/ Warren J. Razore	By	/s/ Warren J. Razore

	Its Pres		General, Partner

RENOSA PARTNERS		PAPER FIBERS COMPANY

By	/s/ Warren J. Razore	By	/s/ Warren J. Razore

	Pres, Partner		General, Partner

SEA BAY TRANSPORTATION, INC.		IDEAL PAPER STOCK CORP.

By	/s/ Warren J. Razore	By	/s/ John S. Banchero

	President		President

EXHIBIT 4
SECOND AMENDMENT TO PARTNERSHIP AGREEMENT
     This Second Amendment to the Partnership Agreement dated November 25, 1985 is made by and among Seattle Disposal Co., R & B Associates, Eastside Partners, Rabanco, Ltd., Renosa Partners, Sea Bay Transportation, Inc., Airport Way Associates, Rabanco Recycling Partnership, Paper Fibers Co. and Ideal Paper Stock Corp.
     1. Effective April 18, 1988, Rabanco Recycling, Inc. is admitted as a partner of Rabanco Companies and for its initial capital contribution contributes the assets set forth on Exhibit A, which assets shall be allocated to a separate division or profit center as provided in Section 6.
     2. Rabanco Recycling, Inc. shall not be liable for any debts or liabilities incurred by Rabanco Companies prior to April 18, 1988, including, without limitation, obligations to Metlife Capital Corporation and Safeco Credit Company, Inc.
     3. All provisions of the Partnership Agreement which have not been amended by this Second Amendment shall remain in full force and effect.
     4. This Agreement may be executed in counterparts.

     IN WITNESS WHEREOF, the parties hereto have signed this Agreement this 15th day of July, 1988.

SEATTLE DISPOSAL CO.		R & B ASSOCIATES

By	/s/ Josie Razore	By	/s/ Warren J. Razore

	Josie Razore, Partner		mgr, Partner

By Banchero Associates, a Partnership		AIRPORT WAY ASSOCIATES

By	/s/ John S. Banchero	By	/s/ Warren J. Razore

	______________________________________, Partner		mgr, Partner

RABANCO, LTD		PAPER FIBERS COMPANY

By	/s/ Warren J. Razore	By	/s/ Warren J. Razore

	Its pres		mgr, Partner

RENOSA PARTNERS		IDEAL PAPER STOCK CORP.

By	/s/ Warren J. Razore	By	/s/ Warren J. Razore

	Mgr partner, partner		______________________________________, Partner

SEA BAY TRASPORTATION, INC.		RABANCO RECYCLING, INC.

By	/s/ Warren J. Razore	By	/s/ Warren J. Razore

	President		Its

SCHEDULE A
ASSETS CONTRIBUTED BY RABANCO RECYCLING, INC.

ATTACHMENT A
RABANCO RECYCLING
Balance Sheet
January 31, 1988

Opening
Rabanco
Recycling
ASSETS

CURRENT ASSETS
Cash	(5,563.84)
Accounts Receivable — Trade	150,074.22
Allowance For Bad Debts	(19,619.60)
Prepaid Expenses	4,050.22

TOTAL CURRENT ASSETS	128,941.00
FIXED ASSETS
Vehicles	8,712.23
Containers	136,210.51
Toters	24,610.10
Paper Plant Equipment	76,649.06
Accumulated Depreciation	(72,938.22)
Work In Progress	2,884,078.06

TOTAL FIXED ASSETS	3,057,321.74

TOTAL ASSETS	3,186,262.74

LIABILITIES & EQUITY
CURRENT LIABILITIES
Accounts Payable	180,846.04
Accrued Wages	3,583.03
Due To/From Affiliates	2,991,832.67

TOTAL CURRENT LIABILITIES	3,176,261.74

EQUITY
Common Stock	10,001.00
Partners Equity	0.00
Net Income(Loss)	0.00

TOTAL EQUITY	10,001.00

TOTAL LIABILITIES & EQUITY	3,186,262.74

RABANCO RECYCLING
Balance Sheet
January 31, 1988

			Opening
	Per Original	Retained by	Rabanco
	T.B.	Paper Fibers	Recycling

ASSETS
CURRENT ASSETS
Cash	(5,563.84)	0.00	(5,563.84)
Accounts Receivable — Trade	150,074.22	0.00	150,074.22
Allowance For Bad Debts	(19,619.60)	0.00	(19,619.60)
Prepaid Expenses	4,050.22	0.00	4,050.22

TOTAL CURRENT ASSETS	128,941.00	0.00	128,941.00
FIXED ASSETS
Vehicles	8,712.23	0.00	8,712.23
Containers	136,210.51	0.00	136,210.51
Toters	24,610.10	0.00	24,610.10
Paper Plant Equipment	76,649.06	0.00	76,649.06
Accumulated Depreciation	(72,938.22)	0.00	(72,938.22)
Work In Progress	2,884,078.06	0.00	2,884,078.06

TOTAL FIXED ASSETS	3,057,321.74	0.00	3,057,321.74

TOTAL ASSETS	3,186,262.74	0.00	3,186,262.74

LIABILITIES & EQUITY
CURRENT LIABILITIES
Accounts Payable	180,846.04	0.00	180,846.04
Accrued Wages	3,583.03	0.00	3,583.03
Due To/From Affiliates	2,939,481.74	(52,350.93)	2,991,832.67

TOTAL CURRENT LIABILITIES	3,123,910.81	(52,350.93)	3,176,261.74

EQUITY
Common Stock	0.00	(10,001.00)	10,001.00
Partners Equity	54,684.27	54,684.27	0.00
Net Income(Loss)	7,667.66	7,667.66	0.00

TOTAL EQUITY	62,351.93	52,350.93	10,001.00

TOTAL LIABILITIES & EQUITY	3,186,262.74	0.00	3,186,262.74

THIRD AMENDMENT TO PARTNERSHIP AGREEMENT
     This Third Amendment to the Partnership Agreement for Rabanco Companies, dated November 25, 1985, as amended by First Amendment dated November 19, 1986 and Second Amendment dated July 15, 1988, is made by and among the undersigned partners.
     1. On or before December 31, 1989, Renosa Partners contributed its partnership interest in Rabanco Companies to Rabanco Recycling, Inc., and as of December 31, 1989, withdrew from the partnership.
     2. Effective December 31, 1987, R&B Associates’ interest in Rabanco Companies was redeemed by the partnership, and as a result, withdrew from the partnership that date.
     3. The reference in the introductory paragraph of the Second Amendment to Rabanco Recycling Partnership is corrected to refer to Rabanco Recycling, Inc.
     4. Eastside Partners ratify and confirm the Second Amendment as if they had signed the Second Amendment on July 15, 1988.
     5. Provisions of the Partnership Agreement which have not been amended by this Third Amendment shall remain in full force and effect.
     6. This Agreement may be executed in counterpart.
     IN WITNESS WHEREOF the parties hereto have signed this Amendment — as of April 30                      , 1990.

SEATTLE DISPOSAL CO.		RABANCO , LTD.

By	/s/ Josie Razore	By	/s/ Warren J. Razore

	Josie Razore, Partner		Warren J. Razore, President

and

By BANCHERO ASSOCIATES		SEA BAY TRANSPORTATION, INC.

By	/s/ John S. Banchero	By	/s/ Warren J. Razore

	John S. Banchero, Sr., Partner		Warren J. Razore, President

AIRPORT WAY ASSOCIATES		PAPER FIBRES COMPANY

By	/s/ Warren J. Razore	By	/s/ Warren J. Razore

	Warren J. Razore, Partner		Warren J. Razore, Partner

IDEAL PAPER STOCK CORP.		RABANCO RECYCLING, INC.

By	/s/ Josie Razore	By	/s/ Warren J. Razore

	Josie Razore, President		Warren J. Razore, President

EASTSIDE PARTNERS
By	/s/ Warren J. Razore

Warren J. Razore, Partner

WITHDRAWAL
     I, John S. Banchero, Sr., hereby irrevocably withdraw from management of and renounce all rights to participate in management of Rabanco Companies, effective as of December 21, 1991.

/s/ John S. Banchero
John S. Banchero, Sr.

WITHDRAWAL
     I, John S. Banchero, Jr., hereby irrevocably withdraw from management of and renounce all rights to participate in management of Rabanco Companies, effective as of December 21, 1991.

/s/ John S. Banchero, Jr.
John S. Banchero, Jr.

WITHDRAWAL AGREEMENT
AND
FOURTH AMENDMENT TO PARTNERSHIP AGREEMENT
OF RABANCO COMPANIES
     This Withdrawal Agreement (this “Withdrawal Agreement”) and Fourth Amendment to the Partnership Agreement for Rabanco Companies (the “Partnership”) dated November 25, 1985, as amended by First Amendment dated November 19, 1986, Second Amendment dated July 15, 1988, and Third Amendment dated April 30, 1990 (the “Partnership Agreement”), is made by and among the undersigned partners effective as of December 31, 1997.
RECITALS
     WHEREAS, prior to the execution and delivery of this Withdrawal Agreement, the partners of the Partnership were Rabanco Ltd., a Washington corporation (“Limited”), Rabanco Recycling, Inc., a Washington corporation (“Recycling”), Airport Way Associates, a Washington general partnership (“Airport Way”), Ideal Paper Stock Corp., a Washington corporation (“Ideal”), JR Land Company (f.k.a. Seattle Disposal Co.), a Washington partnership (“JR Land”), Paper Fibres Company, a Washington partnership (“Paper Fibres”), and Sea Bay Transportation, Inc., a Washington corporation (“Sea Bay”); and
     WHEREAS, Section 8 of the Partnership Agreement allows any partner to withdraw from the Partnership (without termination of the Partnership) and to receive: (1) the then existing assets and liabilities of the profit centers or divisions initially contributed by the withdrawing partner, as well as any assets subject to any liabilities subsequently acquired by that profit center, and (2) an additional distribution based on the value of unallocated assets and liabilities; and
     WHEREAS, each of Airport Way, Ideal, JR Land, Sea Bay and Paper Fibres (collectively, the “Withdrawing Partners”) has notified the Management Committee of its desire to withdraw from the Partnership; and
     WHEREAS, none of the Withdrawing Partners has a deficit in its capital accounts so that no restoration need be made under Section 8 of the Partnership Agreement and each of the Withdrawing Partners has offered to make the additional agreements contained herein.
AGREEMENT
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Distributions.
          a. Airport Way. The Partnership hereby distributes and quitclaims AS IS to Airport Way all assets and liabilities described in Exhibit A, which is incorporated herein by reference, subject to all existing security interests, liens, and encumbrances (including, without limitation, those granted by the Partnership, Airport Way, or otherwise).
          b. Ideal. The Partnership hereby distributes and quitclaims AS IS to Ideal all assets and liabilities described in Exhibit B, which is incorporated herein by reference, subject to all existing security interests, liens, and encumbrances (including, without limitation, those granted by the Partnership, Ideal, or otherwise).
          c. JR Land. The Partnership hereby distributes and quitclaims AS IS to JR Land all assets and liabilities described in Exhibit C, which is incorporated herein by reference, subject to all existing security interests, liens, and encumbrances (including, without limitation, those granted by the Partnership, JR Land, or otherwise).
          d. Sea Bay. The Partnership hereby distributes and quitclaims AS IS to Sea Bay all assets and liabilities described in Exhibit D, which is incorporated herein by reference, subject to all existing security interests, liens, and encumbrances (including, without limitation, those granted by the Partnership, Sea Bay, or otherwise).
          e. Paper Fibres. The Partnership hereby distributes and quitclaims AS IS to Paper Fibres all assets and liabilities described in Exhibit E, which is incorporated herein by reference, subject to all existing security interests, liens, and encumbrances (including, without limitation, those granted by the Partnership, Paper Fibres, or otherwise).
     2. Consent to Withdrawal; Effective Date. The remaining partners agree that the Withdrawing Partners may withdraw from the Partnership without giving six (6) months’ prior notice as required in Section 8 of the Partnership Agreement, and all of the partners agree the withdrawal shall be effective as of the close of business on December 31, 1997. Except for the waiver of the six-month notice requirement, the partners all agree that the withdrawals from the partnership shall be in accordance with the terms, conditions, and provisions of Section 8 of the Partnership Agreement. In the event the withdrawal is ineffective for any reason as of December 31, 1997, the partners agree that effective January 1, 1998, no profit or loss shall thereafter be allocated to any of the withdrawing partners.
     3. Disclaimer of Warranties. The Partnership HEREBY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY AND/OR FITNESS FOR A PARTICULAR PURPOSE and makes no representations or warranties of any nature whatsoever regarding the assets and liabilities transferred to Section 1 hereof, including, without limitation, the transferability of or title to the assets or any part thereof.
     4. Consent and Waiver of Withdrawing Partners. Each of the Withdrawing Partners hereby irrevocably:
          a. Approves all allocations to its respective profit center or division, whether now or previously made by the Partnership and agrees that no further allocations or distributions of any nature whatsoever are due to it under the Partnership Agreement or otherwise;

          b. Acknowledges and agrees that the assets and liabilities listed in Exhibits A through E that relate to it (as allocated pursuant to Section 1) constitute all of the assets and liabilities to which it is entitled or which it is required to receive now or previously under the Partnership Agreement, and pursuant to Section 8 of the Partnership Agreement, hereby assumes all of such liabilities; and
          c. Waives, with respect to the assets distributed pursuant to Section 1, all now or hereafter existing rights and claims of every nature whatsoever, known and unknown, against the Partnership and any partner thereof, including, without limitation, all rights of a partner under the Partnership Agreement or applicable law.
     5. Consent of Bank. The Partnership shall obtain the consent of Seafirst Bank to the withdrawal of the Withdrawing Partners from the Partnership as promptly as practicable under (a) that certain Amended and Restated Loan Agreement dated as of July 28, 1993, as amended, by and among Seattle-First National Bank, Regional Disposal Company, Rabanco Companies, Limited, and Warren J. Razore; and (b) that certain Amended and Restated Loan Agreement dated as of April 24, 1992, as amended, by and between Seattle-First National Bank and Rabanco Companies.
     6. No Other Amendments. Provisions of the Partnership Agreement that have not been amended by this Withdrawal Agreement shall remain in full force and effect.
     7. Counterparts. This Withdrawal Agreement may be executed in counterparts.
(the remainder of this page has been intentionally left blank)

APPROVAL AND RATIFICATION
     The undersigned, all of whom are or have been partners in Paper Fibres Company, a Washington general partnership (the “Company”), to the extent of any interest that they may have or may have had in the Company, hereby approve of that certain Withdrawal Agreement and Fourth Amendment to Partnership Agreement for Rabanco Companies, as amended, dated as of December 31, 1997, by and among the Company, Rabanco Ltd., a Washington corporation, Rabanco Recycling, Inc., a Washington corporation (“Recycling”), Airport Way Associates, a Washington general partnership, Ideal Paper Stock Corp., a Washington corporation, JR Land Company (f.k.a. Seattle Disposal Co.), a Washington partnership, and Sea Bay Transportation, Inc., a Washington corporation (the “Withdrawal Agreement”), and hereby ratify and confirm the authority of Recycling to sign the Withdrawal Agreement of behalf of and bind the Company to the terms and conditions thereof.

RABANCO RECYCLING, INC.
By	/s/ Mary Razore
Mary Razore, President

PAPER FIBERS, INC.
By	/s/ Josie Razore
Josie Razore, President

/s/ Josie Razore
Josie Razore

     IN WITNESS WHEREOF the parties have signed this agreement as of December 31, 1997.

JR LAND COMPANY		PAPER FIBRES COMPANY
f.k.a. Seattle Disposal Company		By RABANCO RECYCLING, INC., Partner

By	/s/ Josie Razore	By	/s/ Mary Razore

	Josie Razore, Partner		Mary Razore, President

By JR INVESTMENTS, INC., Partner

By	/s/ Josie Razore

Josie Razore, President

RABANCO, LTD.		SEA BAY TRANSPORTATION, INC.

By	/s/ Mary Razore	By	/s/ Josie Razore, President

	Mary Razore		Josie Razore, President

AIRPORT WAY ASSOCIATES		RABANCO RECYCLING, INC.

By	/s/ Warren J. Razore	By	/s/ Mary Razore

	Warren J. Razore, Partner		Mary Razore, President

IDEAL PAPER STOCK CORP.
By	/s/ Marie Schulze

Marie Schulze, Partner

By	/s/ Carmen Sepic	By	/s/ Josie Razore

	Carmen Sepic, Partner		Josie Razore, President

Withdrawal Agreement
Exhibit A
Airport Way Division
Balance Sheet
December 31, 1997

ASSETS
CURRENT ASSETS
Cash	$17
Accounts Receivable	0
Notes and Other Receivables	0
Due From Affiliates	327,437
Restricted Cash	0
Prepaid Expenses and Other	0

TOTAL CURRENT ASSETS	327,454

PROPERTY AND EQUIPMENT, NET	259,433

OTHER ASSETS
Notes and Other Receivables	0
Deposits and Restricted Cash	0
Permits	0
Other	0

TOTAL OTHER ASSETS	0

$586,887

LIABILITIES AND EQUITY

CURRENT LIABILITIES
Accounts Payable	$0
Accrued Liabilities	0
Deferred Revenue	0
Advances from Related Party	0
Note Payable to Bank	0
Current Portion Of Long-Term Obligations	0

TOTAL CURRENT LIABILITIES	0

LONG-TERM OBLIGATONS, Net of Current Portion	0

DEFERRED CLOSURE COSTS	0

COMMITMENTS AND CONTINGENCIES

EQUITY	586,887

$586,887

Withdrawal Agreement
Exhibit B
Ideal Paper Division
Balance Sheet
December 31, 1997

ASSETS
CURRENT ASSETS
Cash	$0
Accounts Receivable	0
Notes and Other Receivables	0
Due From Affiliates	762,339
Restricted Cash	0
Prepaid Expenses and Other	0

TOTAL CURRENT ASSETS	762,339

PROPERTY AND EQUIPMENT, NET	0

OTHER ASSETS
Notes and Other Receivables	0
Deposits and Restricted Cash	0
Permits	0
Other	0

TOTAL OTHER ASSETS	0

$762,339

LIABILITIES AND EQUITY

CURRENT LIABILITIES
Accounts Payable	$0
Accrued Liabilities	9,450
Deferred Revenue	0
Advances from Related Party	0
Note Payable to Bank	0
Current Portion Of Long-Term Obligations	0

TOTAL CURRENT LIABILITIES	9,450

LONG-TERM OBLIGATONS, Net of Current Portion	0

DEFERRED CLOSURE COSTS	0

9,450

COMMITMENTS AND CONTINGENCIES

EQUITY	752,889

$762,339

Withdrawal Agreement
Exhibit C
J.R. Land Division
Balance Sheet
December 31, 1997

ASSETS
CURRENT ASSETS
Cash	$0
Accounts Receivable	0
Notes and Other Receivables	0
Due From Affiliates	(608,075)
Restricted Cash	0
Prepaid Expenses and Other	0

TOTAL CURRENT ASSETS	(608,075)

PROPERTY AND EQUIPMENT, NET	0

OTHER ASSETS
Notes and Other Receivables	0
Deposits and Restricted Cash	0
Permits	0
Other	752,889

TOTAL OTHER ASSETS	752,889

$144,814

LIABILITIES AND EQUITY

CURRENT LIABILITIES
Accounts Payable	$0
Accrued Liabilities	0
Deferred Revenue	0
Advances from Related Party	0
Note Payable to Bank	0
Current Portion Of Long-Term Obligations	0

TOTAL CURRENT LIABILITIES	0

LONG-TERM OBLIGATONS, Net of Current Portion	0

DEFERRED CLOSURE COSTS	0

COMMITMENTS AND CONTINGENCIES

EQUITY	144,814

$144,814

Withdrawal Agreement
Exhibit D
Sea-Bay Transportation Division
Balance Sheet
December 31, 1997

ASSETS

CURRENT ASSETS
Cash	$0
Accounts Receivable	0
Notes and Other Receivables	0
Due From Affiliates	678,713
Restricted Cash	0
Prepaid Expenses and Other	0

TOTAL CURRENT ASSETS	678,713

PROPERTY AND EQUIPMENT, NET	0

OTHER ASSETS
Notes and Other Receivables	0
Deposits and Restricted Cash	0
Permits	0
Other	0

TOTAL OTHER ASSETS	0

$678,713

LIABILITIES AND EQUITY

CURRENT LIABILITIES
Accounts Payable	$0
Accrued Liabilities	0
Deferred Revenue	0
Advances from Related Party	0
Note Payable to Bank	0
Current Portion Of Long-Term Obligations	0

TOTAL CURRENT LIABILITIES	0

LONG-TERM OBLIGATONS, Net of Current Portion	0

DEFERRED CLOSURE COSTS	0

COMMITMENTS AND CONTINGENCIES	0

EQUITY	678,713

$678,713

Withdrawal Agreement
Exhibit E
Paper Fibres Company Division
December 31, 1997

ASSETS

Investment in affiliates	$956,061

LIABILITIES AND EQUITY

Advances from related party	$847,100

Equity	108,961

$956,061

FIFTH AMENDMENT TO PARTNERSHIP AGREEMENT OF
RABANCO COMPANIES
     This Fifth Amendment to Partnership Agreement of Rabanco Companies (the “Fifth Amendment”) is entered into effective as of December 3, 2008, by and between Rabanco, Ltd., a Washington corporation and Rabanco Recycling, Inc., a Washington corporation (collectively, the “General Partners”).
RECITALS
     A. The business and operations of the Rabanco Companies (the “Partnership”) are governed pursuant to the term-is and conditions set forth in that certain Partnership Agreement for Rabanco Companies, dated as of November 25, 2985, as amended by that certain First Amendment, dated November 19, 1986, as amended by that certain Second Amendment, dated July 15, 1988, as amended by that certain Third Amendment, dated April 30, 1990, as amended by that certain Fourth Amendment, dated December 31, 1997 (as amended, the “Agreement”). Unless specifically defined herein, capitalized terms appearing in this Fifth Amendment shall have the meanings given those terms in the Agreement.
     B. The General Partners desire to amend the Agreement to revise certain provisions upon the terms and conditions set forth in this Fifth Amendment.
AGREEMENTS
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
     1. Amendment to Section 4.01(b) Agreement. The first paragraph of Section 4.01(b) is hereby deleted and replaced with the following:
“Any decisions which are not in the ordinary course of business on a day-today basis will be made by the Managing Partner. Such decisions include, but are not limited to, the following:”
     2. Amendment to Section 4.01(c) Agreement. Section 4.0 1(c) is hereby deleted in its entirety
     3. Amendment to Section 4.01(d) Agreement. Section 4.01(d) is hereby deleted in its entirety.
     4. References to Management Committee. All references in the Agreement to the Management Committee shall mean the Managing Partner.

     4.  References to Management Committee . All references in the Agreement to the Management Committee shall mean the Managing Partner.
     5.  Continuing Effect . Except as modified or amended by this Fifth Amendment, all terms and provisions of the Agreement shall remain in full force and effect.
     IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amendment as of the date first above written.

Rabanco, Ltd., a Washington corporation
By:	/s/ Jo Lynn White
	Name:	Jo Lynn White
Its: Secretary

Rabanco Recycling, Inc., a Washington corporation
By:	/s/ Jo Lynn White
	Name:	Jo Lynn White
Its: Secretary